JOY GLOBAL INC.	News Release
At the Company:	At Financial Relations Board:
Donald C. Roof	Georganne Palffy
EVP and CFO	Analyst Contact
414-319-8517	312-640-6768

JOY GLOBAL INC. ANNOUNCES COMPLETION
OF STAMLER ACQUISITION

Milwaukee, WI – July 31, 2006 – Joy Global Inc. (Nasdaq: JOYG), a worldwide leader in high-productivity mining solutions, today reported it has completed the acquisition of the net assets of the Stamler business from Oldenburg Group, Inc. for a purchase price of $117 million. Stamler produces products used in underground and surface coal mining, and in industrial applications, including feeder breakers, battery haulers, and continuous haulage systems. The Stamler business is anticipated to have revenues of approximately $150 million in calendar 2006.

“We are pleased to have completed this transaction with the addition of the Stamler employees and their strong product offering to our business,” commented John Hanson, chairman, president and CEO of Joy Global Inc. “This acquisition is consistent with our stated philosophy of adding “bolt-on” products and services to our existing businesses. The Stamler products have solid market positions and long-standing reputations with the same mining customers that are served by Joy Mining Machinery and P&H Mining Equipment.”

“Based upon strong synergies, this transaction will provide our customers with a more complete product offering and higher service levels. After the effect of the purchase accounting issues over the next couple of quarters, we fully expect the performance of these product lines to be consistent with the rest of our business,” added Mike Sutherlin, currently CEO of Joy Mining Machinery and designated to succeed John Hanson as Joy Global CEO early next year. “We further believe that in the longer run, we can expand both the original equipment and aftermarket revenues of these product lines with our global presence and Life Cycle Management Strategies. Finally, this transaction provides additional top-line revenue growth as we continue through the strong current cycle.”

About the Company

Joy Global Inc. is a worldwide leader in manufacturing, servicing and distributing equipment for surface mining through P&H Mining Equipment and underground mining through Joy Mining Machinery.

Forward Looking Statements

The forward-looking statements in this press release are based on our current expectations and are made only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect new information. We cannot assure you the projected results or events will be achieved. Because forward-looking statements involve risks and uncertainties, they are subject to change at any time. Such risks and uncertainties, many of which are beyond our control, include, but are not limited to: the duration of the recovery of coal and copper commodity markets; the cyclical nature of our original equipment businesses and the high costs of our manufacturing operations that can result in the underabsorption of manufacturing expenses; increased costs and constraints on the supply of major purchased items such as steel, castings, forgings and bearings can adversely affect profits and revenues; the large size and cost of our products that means that the timing of individual orders and shipments can cause fluctuations in our operating results; our significant international operations are subject to many uncertainties, meaning that a reduction in international sales or unfavorable change in foreign exchange rates could affect our financial results; the highly competitive environment that we operate in means that the actions of our competitors can affect our financial performance; regulations affecting the mining industry or electric utilities may adversely impact demand for our products; our growth may be hindered if we are unable to hire or retain qualified employees; unexpected adverse results in litigation or arbitration may reduce our profits; and other risks, uncertainties and cautionary factors set forth in our public filings with the Securities and Exchange Commission.